Exhibit 99.1
Envista Reports Fourth Quarter and Full Year 2023 Earnings

Brea, California, February 7, 2024 – Envista Holdings Corporation (NYSE: NVST) today announced results for the fourth quarter and full year 2023.

For the quarter ended December 31, 2023, reported sales were $645.6 million. Core sales in the quarter declined 2.0% over the corresponding quarter in 2022. Net loss in the fourth quarter was $217.4 million or $1.27 per diluted share. The net loss included a $258.3 million non-cash charge related to the impairment of goodwill and intangible assets. During the same period, adjusted net income was $49.7 million or $0.29 per diluted share compared to adjusted net income of $91.9 million or $0.52 per diluted share in the same period of 2022. Adjusted EBITDA for the fourth quarter of 2023 was $100.5 million compared to $138.3 million in the fourth quarter of 2022.

Amir Aghdaei, Chief Executive Officer, stated, “Despite a volatile macro backdrop in 2023, the Envista team delivered full year results in line with our expectations. For the full year 2023, we saw a modest decline in core growth and delivered an adjusted EBITDA margin of 18.1%. Our Orthodontic business continues to outperform, growing double digits for the full year 2023, with Spark Aligner growing over 50%. We further delivered $223.6 million of free cash flow for the full year, representing an increase of more than $100 million over 2022.”

Mr. Aghdaei continued, “We are committed to our purpose of partnering with dental professionals to improve patients’ lives by digitizing, personalizing, and democratizing dental care. 2024 will be a transformational year for Envista as we focus on improving Spark profitability, accelerating our North American implant business, and optimizing our operating structure using the Envista Business System. Long-term, we remain focused on delivering value for patients, our customers, our employees, and our shareholders.”

2024 Guidance

For the full year 2024, we expect core sales to grow low-single digits and to deliver adjusted EBITDA margins of between 16% - 17%. We further anticipate that our margins will accelerate as we move through 2024. Our guidance takes into consideration both our investments for the long-term and the continued uncertainty in the macro environment.

Please note, we do not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Envista will discuss its quarterly results and provide an outlook for 2024 during an investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of Envista's website, www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of Envista's website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by 800-225-9448 within the U.S. or +1 203-518-9708 outside the U.S. a few minutes before 2:00 PM PT and referencing conference ID #7305894. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of Envista's website under the subheading "Events & Presentations." Presentation materials relating to Envista's results have been posted to the "Investors" section of Envista's website under the subheading "Quarterly Earnings."

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules. We do not reconcile forward looking non-GAAP measures to the comparable GAAP measures because of the inherent difficulty in predicting and estimating the future impact and timing of currency translation, acquisitions, discontinued products, and any other potential adjustments which would be reflected in any forecasted GAAP measure.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the U.S. and global economy, the impact of inflation and increasing interest rates, international economic, political, legal, compliance and business factors, the markets served by us and the financial markets, the impact of the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, security breaches or other disruptions of our information technology systems or violations of data privacy laws, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, our ability to attract, develop and retain our key personnel, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, the impact of regulation on demand for our products and services, and labor matters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2022 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Stephen Keller
Principal Financial Officer
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales	$645.6	$660.8	$2,566.5	$2,569.1
Cost of sales	309.7	294.6	1,126.0	1,094.3
Gross profit	335.9	366.2	1,440.5	1,474.8
Operating expenses:
Selling, general and administrative	260.2	253.6	1,056.9	1,055.5
Research and development	20.2	24.6	93.8	100.1
Goodwill and intangible asset impairment	258.3	—	258.3	—
Operating (loss) profit	(202.8)	88.0	31.5	319.2
Nonoperating income (expense):
Other income (expense)	1.7	2.2	(23.0)	3.1
Interest expense, net	(13.9)	(14.5)	(63.4)	(38.4)
(Loss) income before income taxes	(215.0)	75.7	(54.9)	283.9
Income tax expense	2.4	2.2	45.3	45.9
(Loss) income from continuing operations, net of tax	(217.4)	73.5	(100.2)	238.0
Income from discontinued operations, net of tax	—	—	—	5.1
Net (loss) income	$(217.4)	$73.5	$(100.2)	$243.1
Earnings per share:
(Loss) earnings from continuing operations - basic	$(1.27)	$0.45	$(0.60)	$1.46
(Loss) earnings from continuing operations - diluted	$(1.27)	$0.42	$(0.60)	$1.34

Earnings from discontinued operations - basic	$—	$—	$—	$0.03
Earnings from discontinued operations - diluted	$—	$—	$—	$0.03

(Loss) earnings - basic	$(1.27)	$0.45	$(0.60)	$1.49
(Loss) earnings - diluted	$(1.27)	$0.42	$(0.60)	$1.37
Average common stock and common equivalent shares outstanding:
Basic	171.7	163.3	166.9	162.9
Diluted	171.7	175.3	166.9	177.6

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except share amounts)

	As of
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$940.0	$606.9
Trade accounts receivable, less allowance for credit losses of $17.3 and $16.2, respectively	407.5	393.5
Inventories, net	258.8	300.8
Prepaid expenses and other current assets	137.4	123.4
Total current assets	1,743.7	1,424.6
Property, plant and equipment, net	309.6	293.6
Operating lease right-of-use assets	125.1	131.8
Other long-term assets	180.5	153.7
Goodwill	3,292.2	3,496.6
Other intangible assets, net	954.0	1,086.7
Total assets	$6,605.1	$6,587.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$115.3	$510.0
Trade accounts payable	179.5	228.3
Accrued expenses and other liabilities	455.7	471.4
Operating lease liabilities	30.3	27.0
Total current liabilities	780.8	1,236.7
Operating lease liabilities	109.9	121.4
Other long-term liabilities	142.4	151.3
Long-term debt	1,398.1	870.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15.0 million shares authorized; no shares issued or outstanding at December 31, 2023 and December 31, 2022	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 173.3 million shares issued and 171.5 million shares outstanding at December 31, 2023; 163.7 million shares issued and 163.2 million shares outstanding at December 31, 2022	1.7	1.6
Additional paid-in capital	3,758.2	3,699.0
Retained earnings	631.2	731.4
Accumulated other comprehensive loss	(217.2)	(225.1)
Total stockholders’ equity	4,173.9	4,206.9
Total liabilities and stockholders’ equity	$6,605.1	$6,587.0

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net (loss) income	$(100.2)	$243.1	$340.5
Noncash items:
Depreciation	36.0	31.8	40.8
Amortization	99.6	106.0	82.8
Allowance for credit losses	7.1	4.8	5.6
Stock-based compensation expense	30.7	30.5	28.2
Gain on equity investments, net	(3.6)	—	—
Gain on sale of property, plant and equipment	(5.4)	(1.9)	(2.2)
Gain on sale of KaVo treatment unit and instrument business	—	(8.9)	(11.7)
Restructuring charges	1.3	4.7	10.8
Goodwill and intangible asset impairment	258.3	—	—
Other impairment charges	0.2	6.4	18.4
Fair value adjustment of acquisition-related inventory	—	9.5	—
Amortization of right-of-use assets	27.0	24.3	28.3
Inducement expense related to exchange of convertible notes	28.5	—	—
Amortization of debt discount and issuance costs	4.6	4.1	23.3
Change in deferred income taxes	(37.0)	(29.0)	(59.0)
Change in trade accounts receivable	(17.0)	(71.0)	(43.2)
Change in inventories	35.1	(39.9)	(66.0)
Change in trade accounts payable	(46.3)	44.5	(20.3)
Change in prepaid expenses and other assets	16.8	(11.7)	(11.5)
Change in accrued expenses and other liabilities	(25.5)	(133.0)	34.3
Change in operating lease liabilities	(34.5)	(31.6)	(37.5)
Net cash provided by operating activities	275.7	182.7	361.6
Cash flows from investing activities:
Payments for additions to property, plant and equipment	(58.2)	(75.7)	(54.7)
Proceeds from sales of property, plant and equipment	6.1	3.3	11.6
Proceeds from sale of equity investment	10.7	—	—
Acquisitions, net of cash acquired	—	(696.2)	(2.1)
Proceeds from sale of KaVo treatment unit and instrument business, net	—	73.9	312.5
Proceeds from the settlement of derivative financial instruments	1.6	56.0	11.4
All other investing activities, net	(22.6)	(18.6)	(16.0)
Net cash (used in) provided by investing activities	(62.4)	(657.3)	262.7
Cash flows from financing activities:
Proceeds from issuance of convertible notes due 2028	500.2	—	—
Debt issuance costs related to issuance of convertible notes due 2028	(13.8)	—	—
Principal paid related to exchange of convertible notes due 2025	(401.2)	—	—

Proceeds from borrowings	323.5	0.3	—
Repayment of borrowings	(288.8)	(0.5)	(475.7)
Debt issuance costs related to other borrowings	(4.5)	—	(2.3)
Proceeds from revolving line of credit	—	124.0	—
Repayment of revolving line of credit	—	(124.0)	—
Proceeds from stock option exercises	11.3	21.8	19.5
Tax withholding payment related to net settlement of equity awards	(7.9)	(9.1)	(7.2)
All other financing activities	0.1	—	0.1
Net cash provided by (used in) financing activities	118.9	12.5	(465.6)
Effect of exchange rate changes on cash and cash equivalents	0.9	(4.6)	26.0
Net change in cash and cash equivalents	333.1	(466.7)	184.7
Beginning balance of cash and cash equivalents	606.9	1,073.6	888.9
Ending balance of cash and cash equivalents	$940.0	$606.9	$1,073.6

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (Unaudited)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross Profit	$335.9	$366.2	$1,440.5	$1,474.8
Operating (Loss) Profit From Continuing Operations	$(202.8)	$88.0	$31.5	$319.2
Net (Loss) Income From Continuing Operations	$(217.4)	$73.5	$(100.2)	$238.0
(Loss) Diluted Earnings Per Share From Continuing Operations	$(1.27)	$0.42	$(0.60)	$1.34
Operating Cash Flow	$102.0	$110.3	$275.7	$182.7

	NON-GAAP *
	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted Gross Profit	$338.6	$371.6	$1,450.5	$1,497.9
Adjusted Operating Profit	$89.6	$128.2	$425.8	$482.5
Adjusted Net Income	$49.7	$91.9	$269.2	$345.3
Adjusted Diluted EPS	$0.29	$0.52	$1.53	$1.94
Adjusted EBITDA	$100.5	$138.3	$464.2	$517.4
Free Cash Flow	$99.9	$95.1	$223.6	$110.3

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (Unaudited)
($ in millions)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales
Specialty Products & Technologies	$415.9	$398.4	$1,642.4	$1,598.6
Equipment & Consumables	229.7	262.4	924.1	970.5
Total	$645.6	$660.8	$2,566.5	$2,569.1

Operating (Loss) Profit
Specialty Products & Technologies	$43.9	$62.0	$232.1	$268.6
Equipment & Consumables	31.5	52.0	156.3	172.4
Other	(278.2)	(26.0)	(356.9)	(121.8)
Total	$(202.8)	$88.0	$31.5	$319.2

Operating Margins
Specialty Products & Technologies	10.6%	15.6%	14.1%	16.8%
Equipment & Consumables	13.7%	19.8%	16.9%	17.8%
Total	(31.4)%	13.3%	1.2%	12.4%

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions, except per share amounts)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross Profit	$335.9	$366.2	$1,440.5	$1,474.8
Restructuring costs and asset impairments B	2.7	3.6	10.0	13.6
Fair value adjustment of acquisition-related inventory D	—	1.8	—	9.5
Adjusted Gross Profit	$338.6	$371.6	$1,450.5	$1,497.9

Gross Margin (Gross Profit / Sales)	52.0%	55.4%	56.1%	57.4%
Adjusted Gross Margin (Adjusted Gross Profit / Sales)	52.4%	56.2%	56.5%	58.3%

Adjusted Operating Profit

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Consolidated
Operating (Loss) Profit	$(202.8)	$88.0	$31.5	$319.2
Goodwill and intangible asset impairment A	258.3	—	258.3	—
Amortization of acquisition-related and other intangible assets	23.7	27.8	99.6	106.0
Restructuring costs and asset impairments B	10.4	9.5	35.1	37.6
Acquisition related expenses C	—	1.1	1.3	15.7
Fair value adjustment of acquisition-related inventory D	—	1.8	—	9.5
Contingent loss reserves G	—	—	—	1.0
International tax credit H	—	—	—	(6.5)
Adjusted Operating Profit	$89.6	$128.2	$425.8	$482.5
Adjusted Operating Profit as a % of Sales	13.9%	19.4%	16.6%	18.8%

Specialty Products & Technologies
Operating Profit	$43.9	$62.0	$232.1	$268.6
Amortization of acquisition-related and other intangible assets	15.5	15.5	62.8	60.2
Restructuring costs and asset impairments B	4.5	2.0	14.0	14.7
Contingent loss reserves G	—	—	—	1.0
International tax credit H	—	—	—	(1.7)
Adjusted Operating Profit	$63.9	$79.5	$308.9	$342.8
Adjusted Operating Profit as a % of Sales	15.4%	20.0%	18.8%	21.4%

Equipment & Consumables
Operating Profit	$31.5	$52.0	$156.3	$172.4
Amortization of acquisition-related and other intangible assets	8.2	12.3	36.8	45.8
Restructuring costs and asset impairments B	5.0	7.1	19.0	19.7
International tax credit H	—	—	—	(4.8)
Adjusted Operating Profit	$44.7	$71.4	$212.1	$233.1
Adjusted Operating Profit as a % of Sales	19.5%	27.2%	23.0%	24.0%
See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (Loss) Income From Continuing Operations	$(217.4)	$73.5	$(100.2)	$238.0
Goodwill and intangible asset impairment A	258.3	—	258.3	—
Amortization of acquisition-related and other intangible assets	23.7	27.8	99.6	106.0
Restructuring costs and asset impairments B	10.4	9.5	35.1	37.6
Acquisition related expenses C	—	1.1	1.3	15.7
Fair value adjustment of acquisition-related inventory D	—	1.8	—	9.5
Gain on equity investments, net E	—	—	(3.6)	—
Inducement and other expenses related to convertible notes exchange F	—	—	29.0	—
Contingent loss reserves G	—	—	—	1.0
International tax credit H	—	—	—	(6.5)
Tax effect of adjustments reflected above I	(14.2)	(9.6)	(39.7)	(38.0)
Discrete tax adjustments and other tax-related adjustments J	(11.1)	(12.2)	(10.6)	(18.0)
Adjusted Net Income	$49.7	$91.9	$269.2	$345.3

Adjusted Diluted Earnings Per Share

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
(Loss) Diluted Earnings From Continuing Operations Per Share	$(1.27)	$0.42	$(0.60)	$1.34
Goodwill and intangible asset impairment A	1.49	—	1.47	—
Amortization of acquisition-related and other intangible assets	0.14	0.16	0.57	0.60
Restructuring costs and asset impairments B	0.06	0.05	0.20	0.21
Acquisition related expenses C	—	0.01	0.01	0.09
Fair value adjustment of acquisition-related inventory D	—	0.01	—	0.05
Gain on equity investments, net E	—	—	(0.02)	—
Inducement and other expenses related to convertible notes exchange F	—	—	0.17	—
Contingent loss reserves G	—	—	—	0.01
International tax credit H	—	—	—	(0.04)
Tax effect of adjustments reflected above I	(0.08)	(0.05)	(0.23)	(0.21)
Discrete tax adjustments and other tax-related adjustments J	(0.06)	(0.08)	(0.06)	(0.11)
Net (loss) to adjusted net income share adjustment K	0.01	—	0.02	—
Adjusted Diluted Earnings Per Share	$0.29	$0.52	$1.53	$1.94

Adjusted Diluted Shares Outstanding

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Average common stock shares outstanding - basic	171.7	163.3	166.9	162.9
Assumed exercise of dilutive options and vesting of dilutive restricted stock and performance stock units and assumed conversion of 2025 Convertible Notes K	1.8	12.0	8.7	14.7
Average common stock and common equivalent shares outstanding - diluted	173.5	175.3	175.6	177.6

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (Loss) Income From Continuing Operations	$(217.4)	$73.5	$(100.2)	$238.0
Interest expense, net	13.9	14.5	63.4	38.4
Income tax expense	2.4	2.2	45.3	45.9
Depreciation	9.2	7.9	36.0	31.8
Goodwill and intangible asset impairment A	258.3	—	258.3	—
Amortization of acquisition-related and other intangible assets	23.7	27.8	99.6	106.0
Restructuring costs and asset impairments B	10.4	9.5	35.1	37.6
Acquisition related expenses C	—	1.1	1.3	15.7
Fair value adjustment of acquisition-related inventory D	—	1.8	—	9.5
Gain on equity investments, net E	—	—	(3.6)	—
Inducement and other expenses related to convertible notes exchange F	—	—	29.0	—
Contingent loss reserves G	—	—	—	1.0
International tax credit H	—	—	—	(6.5)
Adjusted EBITDA	$100.5	$138.3	$464.2	$517.4
Adjusted EBITDA as a % of Sales	15.6%	20.9%	18.1%	20.1%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended December 31, 2023 vs. Comparable 2022 Period	% Change Twelve Month Period Ended December 31, 2023 vs. Comparable 2022 Period
Total sales growth	(2.3)%	(0.1)%
Plus the impact of:
Acquisitions	—%	(1.2)%
Currency exchange rates	0.3%	0.9%
Core sales growth	(2.0)%	(0.4)%

Specialty Products & Technologies
Total sales growth	4.4%	2.7%
Plus the impact of:
Acquisitions	—%	(1.1)%
Currency exchange rates	0.4%	1.3%
Core sales growth	4.8%	2.9%

Equipment & Consumables
Total sales growth	(12.5)%	(4.8)%
Plus the impact of:
Acquisitions	—%	(1.5)%
Currency exchange rates	0.1%	0.4%
Core sales growth	(12.4)%	(5.9)%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Operating Cash Provided by Operating Activities	$102.0	$110.3	$275.7	$182.7
Less: payments for additions to property, plant and equipment (capital expenditures)	(8.2)	(16.9)	(58.2)	(75.7)
Plus: proceeds from sales of property, plant and equipment	6.1	1.7	6.1	3.3
Free Cash Flow	$99.9	$95.1	$223.6	$110.3

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A Represents impairment charge related to goodwill and certain indefinite-lived intangibles.

B We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

C These represent acquisition related transactions expenses and integration costs with respect to business combinations.

D Represents the fair value adjustment related to inventory acquired in connection with acquisitions.

E Represents gains or losses on equity investments.

F These costs primarily relate to inducement and other expenses incurred in connection with our partial exchange of our 2025 Convertible Senior Notes.

G Represents accruals for certain legal matters.

H Represents international tax credit related to a ruling from the Brazilian Supreme Court.

I This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

J The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets.

K The Company was in a net loss position for the three and twelve months ended December 31, 2023, therefore no shares reserved for issuance upon exercise of stock options, vesting of restricted stock and performance stock units or assumed conversion of the convertible senior notes due 2025 were included in the computation of diluted loss per share as their inclusion would have been anti-dilutive. However, given that the adjustments noted in footnotes A-J resulted in adjusted net income for the three and twelve months ended December 31, 2023, the dilutive impact of stock options, restricted stock and performance stock units and assumed conversion of the convertible senior secured notes due 2025 is being included to arrive at adjusted diluted shares outstanding.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

•with respect to Adjusted Diluted Shares Outstanding, allows for the dilutive impact of stock options, restricted stock and performance stock units and assumed conversion of the convertible senior secured notes due 2025 as the Company is reporting adjusted net income compared to net loss under GAAP;

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related and other intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Gross Profit, Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we adjust for payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.